Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G/A dated April 19, 2021 with respect to the shares of Common Stock of California Resources Corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: April 19, 2021

JB INVESTORS, LLC

By:	/s/ Daniel Scott Gimbel
Name: Daniel Scott Gimbel
Title: Manager

SOLAR PROJECTS LLC

By:	/s/ Daniel Scott Gimbel
Name: Daniel Scott Gimbel
Title: Manager

SOLAR TRUST NO. 2

By:	/s/ Daniel Scott Gimbel
Name: Daniel Scott Gimbel
Title: Trustee

COMEG TRUST LLC

By:	/s/ Daniel Scott Gimbel
Name: Daniel Scott Gimbel
Title: Manager

COMEG TRUST

By:	/s/ Daniel Scott Gimbel
Name: Daniel Scott Gimbel
Title: Trustee

/s/ Daniel Scott Gimbel
DANIEL SCOTT GIMBEL